EXHIBIT 99.1
News from UTi
Contacts:

Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2008 THIRD QUARTER RESULTS
— Continued Revenue Growth Reported under CLIENTasONE Strategy —
     Long Beach, California — December 6, 2007 — UTi Worldwide Inc. (NASDAQ:UTIW) today reported financial results for its third fiscal quarter ended October 31, 2007, reflecting continued revenue growth over the prior-year comparative quarter.
Fiscal Third Quarter 2008 vs. 2007 Results:
▪	Gross revenues increased 25 percent to $1.2 billion from $946.3 million.
▪	Net revenues increased 24 percent to $391.0 million from $316.2 million.
▪	Operating margin (operating income as a percentage of net revenue) was 12.5 percent, compared to 14.3 percent.
▪	Net income increased 14 percent to $34.9 million, or $0.35 per diluted share, from $30.5 million, or $0.31 per diluted share.
     “We’re pleased to see excellent revenue growth across our regions, which validates our strategy of broadened service offerings,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “The solid net revenue growth was particularly gratifying even with lower freight yields and a slow domestic trucking market. We fully realized the benefits of our planned cost reduction measures during the quarter, further improving expense ratios, which contributed to a sequential increase in operating margins. We remain focused on operating margin improvement under our CLIENTasONE strategy, as we continue to grow our business.”
     The gross and net revenue gains for the fiscal 2008 third quarter were attributed to organic growth across all geographic regions, as well as contributions from acquisitions made by the company since August 1, 2006. The company’s gross and net revenues, excluding acquisitions, increased 21 percent and 16 percent, respectively, in the fiscal 2008 third quarter over the prior-year period, reflecting robust overall volume growth and new business wins.
     Operating expenses in the third quarter of fiscal 2008 increased 26 percent to $342.2 million, compared to $270.9 million in the same period last year. The increase primarily reflects additional costs to support the company’s overall growth, as well as acquisitions, partially offset by benefits from the company’s cost reduction initiatives. Operating expenses in the fiscal 2008 third quarter include staff costs of $3.4 million associated with a contract logistics operation in the Americas. The company has not recognized revenue in relation to these costs as it is currently engaged in negotiations with the client to resolve a contract dispute related to this operation. In addition, operating expenses include approximately $2 million for severance costs and expenses associated with the company’s ongoing efforts to cooperate with the U.S. Department of Justice’s publicly announced investigation into the pricing practices of air carriers and forwarders.
     Operating income in the third quarter of fiscal 2008 totaled $48.8 million, an increase of eight percent over operating income in the fiscal 2007 third quarter of $45.3 million. Operating income as a percentage of net revenues for the third quarter of fiscal 2008 was 12.5 percent, compared to 14.3 percent in the same period last year. The operating margin in the fiscal 2008 third quarter improved sequentially over the 11.8 percent reported in the company’s second quarter of fiscal 2008.
     Other income in the fiscal 2008 third quarter includes a benefit of $2.5 million resulting from the merger that was part of the Israeli acquisition previously announced. This transaction was completed in October 2007, and the full operational benefits will be realized in the future.
Investor Conference Call
     UTi management will host an investor conference call today, December 6, 2007, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the fiscal 2008 third quarter. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PST, today, through December 13, 2007, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 23807560.
About UTi Worldwide
     UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
     This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, we have referred to gross and net revenue growth adjusted to exclude the impact of acquisitions made since the beginning of the comparative period. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for gross and net revenue growth calculated in accordance with U.S. GAAP.

Safe Harbor Statement
     Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, CLIENTasONE, the company’s long-term strategy, the company’s discussion of its financial goals, including but not limited to margin improvement. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions; the previously announced Department of Justice investigation into the pricing practices of air carriers and forwarders; a challenging operating environment; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Income Statement
(in thousands, except share and per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2007	2006	2007	2006
	(Unaudited)
Gross revenues:
Airfreight forwarding	$469,307	$374,406	$1,201,560	$1,023,508
Ocean freight forwarding	299,580	244,044	796,994	684,793
Customs brokerage	25,209	22,147	71,099	63,971
Contract logistics	164,335	119,946	466,232	343,791
Distribution	128,982	127,346	372,468	329,696
Other	95,632	58,432	265,031	164,335

Total gross revenues	$1,183,045	$946,321	$3,173,384	$2,610,094

Net revenues:
Airfreight forwarding	$101,923	$87,045	$281,182	$243,419
Ocean freight forwarding	45,944	39,815	125,694	107,625
Customs brokerage	24,305	21,509	68,702	62,304
Contract logistics	141,346	102,136	400,826	296,728
Distribution	37,999	41,439	108,601	111,409
Other	39,516	24,286	108,917	71,784

Total net revenues	391,033	316,230	1,093,922	893,269

Staff costs	206,727	162,875	587,360	461,104
Depreciation and amortization	10,067	8,339	29,304	23,560
Amortization of intangible assets	2,051	2,049	6,089	6,092
Other operating expenses	123,343	97,636	347,593	276,702

Operating income	48,845	45,331	123,576	125,811
Interest expense, net	(3,922)	(4,042)	(11,751)	(10,595)
Other income	3,224	276	2,690	208

Pretax income	48,147	41,565	114,515	115,424
Provision for income taxes	(12,360)	(10,153)	(31,248)	(27,849)

Income before minority interests	35,787	31,412	83,267	87,575
Minority interests	(902)	(924)	(2,595)	(3,259)

Net income (1)	$34,885	$30,488	$80,672	$84,316

Basic earnings per share	$0.35	$0.31	$0.81	$0.87
Diluted earnings per share	$0.35	$0.31	$0.80	$0.85

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,274,975	97,300,123	99,017,693	96,368,125
Diluted shares	100,347,982	99,807,535	100,223,937	98,715,465

(1)	In connection with our December 2006 restatement, net income for the three and nine months ended October 31, 2006 was increased by $9,708 and $12,440, respectively, of non-cash items.

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	January 31,
	2007	2007
	(Unaudited)
Assets

Cash and cash equivalents	$238,389	$278,408
Trade receivables, net	909,404	662,804
Deferred income tax assets	18,981	10,889
Other current assets	75,386	57,563

Total current assets	1,242,160	1,009,664

Property, plant and equipment, net	155,082	127,990
Goodwill and other intangible assets, net	615,554	490,884
Investments	4,257	3,096
Deferred income tax assets	14,478	12,725
Other non-current assets	21,129	15,511

Total assets	$2,052,660	$1,659,870

Liabilities & Shareholders’ Equity

Bank lines of credit	$103,352	$79,057
Short-term borrowings	6,918	2,808
Current portion of capital lease obligations	21,118	13,550
Trade payables and other accrued liabilities	785,303	603,575
Income taxes payable	26,083	15,333
Deferred income tax liabilities	3,974	3,954

Total current liabilities	946,748	718,277

Long-term borrowings	211,163	211,458
Capital lease obligations	29,217	24,099
Deferred income tax liabilities	34,342	30,291
Retirement fund obligations	7,590	7,549
Other long-term liabilities	12,334	12,078

Minority interests	32,069	18,844

Commitments and contingencies

Shareholders’ equity:
Common stock	431,941	419,111
Retained earnings	338,645	266,136
Accumulated other comprehensive loss	8,611	(47,973)

Total shareholders’ equity	779,197	637,274

Total liabilities and shareholders’ equity	$2,052,660	$1,659,870

UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	October 31,
	2007	2006
	(Unaudited)
Operating Activities:
Net income	$80,672	$84,316
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs, net	6,872	(5,557)
Depreciation and amortization	29,304	23,560
Amortization of intangible assets	6,089	6,092
Deferred income taxes	(329)	(2,425)
Tax benefit relating to exercise of stock options	1,211	944
Excess tax benefits from share-based compensation	(402)	(743)
Gain on disposal of property, plant and equipment	(20)	(258)
Minority interest and other	195	3,259
Changes in operating assets and liabilities:
Increase in trade receivables	(172,763)	(170,611)
(Increase) in other current assets	(1,309)	2,760
Increase in trade payables	50,063	56,703
Increase in accrued liabilities and other current liabilities	37,873	26,018

Net cash provided by operating activities	37,456	24,058

Investing Activities:
Purchases of property, plant and equipment	(23,720)	(16,015)
Proceeds from disposal of property, plant and equipment	2,049	2,383
Increase in other non-current assets	(3,655)	(6,504)
Acquisitions and contingent earn-out payments	(66,410)	(200,749)
Other	(922)	(2,103)

Net cash used in investing activities	(92,658)	(222,988)

Financing Activities:
Increase/(decrease) in borrowings under bank lines of credit	15,285	(22,519)
Increase in short-term borrowings	(1,700)	(1,605)
Proceeds from issuing of long-term borrowings	—	812
Repayment of long-term borrowings	(484)	(2,777)
Net proceeds from issuance of senior notes	—	198,823
Repayments of capital lease obligations	(15,517)	(6,722)
Net proceeds from issuance of ordinary shares	4,746	9,961
Excess tax benefits from share-based compensation	402	743
Dividends paid	(5,926)	(5,775)

Net cash (used in)/provided by financing activities	(3,194)	170,941

Effect of foreign exchange rate changes on cash and cash equivalents	18,377	(15,303)

Net decrease in cash and cash equivalents	(40,019)	(43,292)
Cash and cash equivalents at beginning of period	278,408	246,510

Cash and cash equivalents at end of period	$238,389	$203,218

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended October 31, 2007
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$299,404	$166,332	$214,761	$133,581	$194,873	$152,896	$21,198	$—	$1,183,045

Net revenue	$90,665	$46,224	$125,346	$25,987	$22,638	$61,379	$18,794	$—	$391,033
Staff costs	49,647	23,740	72,893	11,306	7,570	27,793	8,422	5,356	206,727
Depreciation and amortization	2,169	629	2,997	564	627	2,059	486	536	10,067
Amortization of intangible assets	—	—	1,777	—	112	—	162	—	2,051
Other operating expenses	26,143	12,904	38,344	5,618	6,185	21,512	8,201	4,436	123,343

Operating income/(loss)	$12,706	$8,951	$9,335	$8,499	$8,144	$10,015	$1,523	$(10,328)	48,845

Interest expense, net									(3,922)
Other income									3,224

Pretax income									48,147
Provision for income taxes									(12,360)

Income before minority interests									$35,787

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended October 31, 2006
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$221,488	$141,157	$179,616	$106,947	$154,698	$126,774	$15,641	$—	$946,321

Net revenue	$66,440	$40,361	$97,008	$21,620	$22,435	$54,751	$13,615	$—	$316,230
Staff costs	37,723	22,691	53,597	9,593	6,046	24,000	5,669	3,556	162,875
Depreciation and amortization	1,624	608	2,223	468	520	2,077	291	528	8,339
Amortization of intangible assets	—	—	1,788	—	111	—	150	—	2,049
Other operating expenses	17,349	12,901	29,034	4,811	5,179	21,036	3,901	3,425	97,636

Operating income/(loss)	$9,744	$4,161	$10,366	$6,748	$10,579	$7,638	$3,604	$(7,509)	45,331

Interest expense, net									(4,042)
Other income									276

Pretax income									41,565
Provision for income taxes									(10,153)

Income before minority interests									$31,412

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Nine months ended October 31, 2007
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$799,410	$451,974	$618,717	$359,988	$458,593	$428,014	$56,688	$—	$3,173,384

Net revenue	$250,122	$129,177	$358,316	$72,230	$61,491	$172,302	$50,284	$—	$1,093,922
Staff costs	137,769	71,083	203,343	33,404	22,623	79,383	23,220	16,535	587,360
Depreciation and amortization	6,053	1,830	9,471	1,625	1,829	5,770	1,284	1,442	29,304
Amortization of intangible assets	—	—	5,279	—	336	—	474	—	6,089
Other operating expenses	73,450	36,149	110,046	16,300	17,875	60,932	19,484	13,357	347,593

Operating income/(loss)	$32,850	$20,115	$30,177	$20,901	$18,828	$26,217	$5,822	$(31,334)	123,576

Interest expense, net									(11,751)
Other income									2,690

Pretax income									114,515
Provision for income taxes									(31,248)

Income before minority interests									$83,267

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Nine months ended October 31, 2006
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total
Gross revenue	$621,444	$379,429	$482,138	$315,066	$384,208	$378,806	$49,003	$—	$2,610,094

Net revenue	$184,711	$113,630	$272,847	$60,306	$58,089	$160,250	$43,436	$—	$893,269
Staff costs	91,016	67,657	156,007	28,263	18,769	71,513	17,748	10,131	461,104
Depreciation and amortization	4,643	1,683	6,475	1,303	1,378	5,609	926	1,543	23,560
Amortization of intangible assets	—	—	5,256	—	340	—	496	—	6,092
Other operating expenses	51,285	32,671	80,167	13,933	14,808	59,720	13,643	10,475	276,702

Operating income/(loss)	$37,767	$11,619	$24,942	$16,807	$22,794	$23,408	$10,623	$(22,149)	125,811

Interest expense, net									(10,595)
Other income									208

Pretax income									115,424
Provision for income taxes									(27,849)

Income before minority interests									$87,575

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our growth, excluding acquisitions, in our gross and net revenues over the corresponding prior-year period.

		Growth
		excluding
		acquisitions
Gross revenues:
Three months ended October 31, 2007 (as reported)	$1,183,045
Less: Acquisitions impact (2)	(38,476)

Three months ended October 31, 2007 (as adjusted)	$1,144,569

Three months ended October 31, 2006	$946,321	21%

Net revenues:
Three months ended October 31, 2007 (as reported)	$391,033
Less: Acquisitions impact (3)	(23,128)

Three months ended October 31, 2007 (as adjusted)	$367,906

Three months ended October 31, 2006	$316,230	16%

(2) Represents gross revenues attributable to acquisitions that were completed on or after August 1, 2006.
(3) Represents net revenues attributable to acquisitions that were completed on or after August 1, 2006.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our growth, excluding acquisitions, in our gross and net revenues over the corresponding prior-year period.

		Growth
		excluding
		acquisitions
Gross revenues:
Nine months ended October 31, 2007 (as reported)	$3,173,384
Less: Acquisitions impact (4)	(136,594)

Nine months ended October 31, 2007 (as adjusted)	$3,036,790

Nine months ended October 31, 2006	$2,610,094	16%

Net revenues:
Nine months ended October 31, 2007 (as reported)	$1,093,922
Less: Acquisitions impact (5)	(68,513)

Nine months ended October 31, 2007 (as adjusted)	$1,025,409

Nine months ended October 31, 2006	$893,269	15%

(4)	Represents gross revenues attributable to acquisitions that were completed on or after February 1, 2006.

(5)	Represents net revenues attributable to acquisitions that were completed on or after February 1, 2006.